BAKER BOTTS L.L.P.                               2001 ROSS AVENUE     AUSTIN
                                                 DALLAS, TEXAS        BAKU
                                                 75201-2980           DALLAS
                                                 214.953.6500         HOUSTON
                                                 FAX 214.953.6503     LONDON
                                                                      NEW YORK
                                                                      RIYADH
                                                                      WASHINGTON


February __, 2004                                Stephen D. Marcus
                                                 214-953-6533
Hines Real Estate Investment Trust, Inc.         FAX 214-661-4533
2800 Post Oak Blvd.                              steve.marcus@bakerbotts.com
Suite 5000
Houston, Texas  77056

        Re:  Offering of Common Shares
             (Registration Statement No. 333-108780)

Ladies and Gentlemen:

         We have acted as tax counsel to Hines Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), in connection with its issuance of up to 220,000,000 shares of its common stock (the "Common Shares").

         In formulating our opinion, we have reviewed such documents as we deemed necessary or appropriate, including (i) the above-captioned Registration Statement on Form S-11, as declared effective by the U.S. Securities and Exchange Commission (the "Commission") on ________, 2004 (the "Registration Statement"); (ii) the Prospectus of the Company, dated ________, 2004, included in the Registration Statement (the "Prospectus"); (iii) the Amended and Restated Articles of Incorporation of Hines Real Estate Investment Trust, Inc,; and (iv) the Amended and Restated Agreement of Limited Partnership for Hines REIT Properties, L.P., dated as of _______, 2004 (collectively, the "Relevant Documents"). In addition, we have made such other factual and legal inquiries as we have considered necessary or appropriate.

         Our opinion set forth below assumes (i) the initial and continuing accuracy of the statements and facts concerning the Common Shares set forth in the Relevant Documents; (ii) the conformity of the Common Shares to the terms set forth in the Relevant Documents; and (iii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies. We also have assumed that the transactions related to the issuance of the Common Shares, and the subsequent transactions involving the Common Shares, will be consummated in the manner contemplated by the Relevant Documents. If any of the above described assumptions are untrue for any reason or if the issuance of the Common Shares, or subsequent transactions involving the Common Shares, are consummated in a manner that is inconsistent with the manner described in the Relevant Documents, our opinion as expressed below may be adversely affected and may not be relied upon.

         Based on the foregoing, we are of the opinion that the statements contained in the Prospectus under the caption "Material Federal Income Tax Considerations," to the extent that they describe matters of law or legal conclusions, are correct in all material respects.

BAKER BOTTS L.L.P.
Hines Real Estate Investment Trust, Inc.           2           February __, 2004


         We express no opinion concerning any tax consequences associated with the Common Shares other than those specifically set forth herein.

         Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Any change in applicable law or the facts and circumstances surrounding the Common Shares, or any inaccuracy in the statements, facts, assumptions, and representations on which we relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention. Moreover, we note that our opinion is not binding on the Internal Revenue Service or the courts, either of which could take a contrary position.

         We consent to the use of our name under the heading "Federal Income Tax Considerations" in the Prospectus. We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.


                                                Sincerely,


                                                BAKER BOTTS L.L.P.